Exhibit 10.7
Executive Officers

Imation Corp. 2011 Stock Incentive Plan

Amendment to Performance Award Agreement (2013)

This Amendment to Performance Award Agreement (the “Amendment”), effective as of _______________, 2014, between Imation Corp., a Delaware corporation (the “Company”) and _______________, an employee of the Company or one of its Affiliates (the “Participant”).

WHEREAS, pursuant to a Performance Award Agreement effective as of _________________ (the “Agreement”), the Company granted to Participant a performance award of $______________ subject to the terms and conditions set forth in the Agreement and in accordance with the terms and conditions of the Imation Corp. 2011 Stock Incentive Plan (the “Plan”).

WHEREAS, Section 3 of the Plan provides that the Committee administering the Plan (the “Committee”) has full power and authority, subject to the express provisions of the Plan and applicable law, to amend the terms and conditions of any award granted under the Plan.

WHEREAS, pursuant to Section 3 of the Plan, the Committee has determined to amend the Agreement in the manner set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree to amend the Agreement as follows:

1.    Section 2(c) of the Agreement is hereby amended in its entirety to read as follows:
(c)    Change in Control; Job Elimination; Death Disability. Notwithstanding the payment and forfeiture provisions contained in Sections 2(a) and 2(b) hereof, but subject to the other terms and conditions set forth in this Agreement:
(i) in the event of a Change in Control, with respect to the portion of this Performance Award that has not previously vested or been forfeited, then the Participant shall be entitled to receive a payment for a portion of this Performance Award assuming that the performance goal for the year of the Change in Control would be achieved at the target (100%) level, as set forth in Exhibit A, prorated based on the number of calendar days in the year up to and including the date of the Change in Control. Participant shall also be entitled to payment for Performance Periods completed based on the actual level of achievement, to the extent such amounts had not been previously paid prior to termination. Such payments shall be made as of the Change in Control. Participant shall not be entitled to any other payments under this Performance Award for Performance Periods ending after the year of Change in Control unless the Participant’s employment with the Company is involuntarily terminated (other than Termination for Cause) within twelve (12) months after a Change in Control or the Participant terminates employment for Good Reason only on or after the 120th day following the Change in Control and within twelve (12) months after a Change in Control, in which case, the Participant shall be entitled to receive an additional payment as if the entire Performance Award was achieved at the target (100%) level, as set forth in Exhibit A, as of the date of the Change in Control (regardless of actual performance or whether the performance metrics continue to be measured after the Change in Control), less any amounts paid to Participant as of the date of the Change of Control as set forth above. Such payment shall be made promptly after the date of such termination, but in no event later than thirty (30) calendar days following such event.

(ii) in the event the Company or an Affiliate terminates the Participant’s employment with the Company by eliminating the Participant’s position as part of a restructuring program (other than Termination for Cause or under subparagraph 2(c)(i) above), or a Participant terminates employment for Good Reason (other than under subparagraph 2(c)(i) above) or a Participant’s employment is terminated as a result of death or Disability, then the Participant shall be entitled to receive a payment for a portion of this Performance Award based on the achievement of the relevant performance standard for the Performance Period occurring during the year of termination, as if the Participant had remained employed until the end of the calendar year, but only to the extent such performance standard has been achieved. Payment shall be made in accordance with the last sentence of Section 2(a). Participant shall not be entitled to any other payments under this Performance Award for Performance Periods ending after the year of termination.

2. The definition of Termination for Cause in Section 6 is amended to read as follows and a new definition of Good Reason is added as follows:

(c)    “Termination for Cause” means termination of Participant’s employment with the Company or an Affiliate for the following acts: (a) your gross incompetence or substantial failure to perform your duties; or (b) misconduct by you that causes or is likely to cause harm to the Company or an Affiliate or that causes or is likely to cause harm to the Company’s or an Affiliate’s reputation, as determined by the Company’s or Affiliate’s Board of Directors in its sole and absolute discretion (such misconduct may include, without limitation, insobriety at the workplace during working hours or the use of illegal drugs); or (c) failure to follow directions of the Company’s or Affiliate’s Board of Directors that are consistent with your duties; or (d) your conviction of, or entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude, or the entry of an order duly issued by any federal or state regulatory agency having jurisdiction in the matter permanently prohibiting you from participating in the conduct of the affairs of the Company or an Affiliate.; or (e) commission of any act of dishonesty, theft, fraud, embezzlement, misappropriation or illegal conduct which is, in each case, materially injurious to the Company or its affiliates, regardless of whether an indictment, criminal conviction or plea of no contest occurs; or (f) violation of any applicable laws, rules or regulations or failure to comply with applicable confidentiality, non-disparagement, non-solicitation and non-competition obligations to the Company, corporate code of business conduct or other material policies of the Company in connection with or during performance of the Executive’s duties to the Company that could, in the Board’s opinion, cause material injury to the Company, which violation, if curable, is not cured within thirty (30) days after notice thereof to the Executive.

(d) “Good Reason” shall mean the occurrence of any of the following events, except for occurrence of such an event in connection with the termination of your employment or reassignment by the Company or an Affiliate for Cause, for disability or for death, provided you have given the Company written notice within ninety (90) days of the initial existence of the Good Reason event and the Company has not cured such event within thirty (30) days of the receipt of such notice: (a) a material diminution, either prior to or following a Change of Control, of your authority, duties or responsibilities from your authority, duties or responsibilities as of the date of this Agreement; or (b) a material diminution, either prior to or following a Change of Control, in your base compensation (specifically excluding any long-term incentive compensation for which you are eligible), excluding any reduction caused by a restructuring by management of benefits for the employees of the company as a whole that affects you in a manner comparable to other senior executives of the Company; or (c) a material change in the geographic location at which you perform your services following a Change of Control (but in no event including a relocation that does not increase the actual distance required for you to commute from your home to the new place of business by more than 50 miles).

.    No other terms or conditions of the Agreement are amended hereby, and all such terms and conditions of the Agreement shall remain in full force and effect. The terms, provisions and agreements that are contained in this Amendment shall apply to, be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns, subject to the limitation on assignment expressly set forth in the Agreement. This Amendment shall have no force or effect unless it is duly executed and delivered by the Company and the Participant (which may be by electronic signature) or until such Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

The Company has caused this Amendment to be signed (which may be by electronic signature) and delivered and the Participant has caused this Amendment to be accepted (which may be by electronic acceptance) as of the date set forth above.

IMATION CORP.

By:
Name:
Title:

Participant

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